EXHIBIT 23.2



                         Consent of Independent Auditors


As independent public accountants, we hereby consent to the use of our report and to all references to our firm, included in or made a part of this registration statement.


/s/ Arthur Andersen LLP
Rochester, NY
February 26, 1998